Exhibit 99.1

News Release

FOR RELEASE 2:00 a.m. (Pacific)
Friday, May 13, 2005

Investor Contact:	Press Contact:
Mark Lamb	Carrie Holmes
Director – Investor Relations	(425) 519-4096
(425) 519-4034	carrieh@onyx.com
markl@onyx.com

Board Members and Chief Financial Officer Invest $7.8 Million in Onyx Software
Corporation

BELLEVUE, Wash. - Onyx® Software (NASDAQ: ONXS), a worldwide leader in customer process software and solutions for the enterprise, today announced that it has entered into a definitive agreement for the sale of 2,825,097 newly issued shares of common stock in a private placement. Onyx anticipates that the transaction will result in net proceeds to the company of approximately $7.8 million, after deducting the estimated offering costs. Onyx intends to use the net proceeds for working capital, general corporate purposes and to align with the Company’s new strategy.

Under the terms of the agreement, three independent members of Onyx’s Board of Directors and the Company’s Chief Financial Officer will purchase 2,825,097 shares at a price of $2.78 per share, which represents the closing bid price of Onyx common stock on May 12, 2005, the date of execution of the definitive purchase agreement. The transaction is expected to close, subject to customary closing conditions, no later than May 17, 2005. The terms of the transaction were approved by a Committee of disinterested independent members of the Board of Directors.

“We are excited and encouraged by the commitment expressed by members of our Board of Directors and our Chief Financial Officer through the investment of their personal funds in Onyx’s future potential,” said Janice P. Anderson, Chair and Chief Executive Officer of Onyx. “We believe that the terms of this transaction are very favorable to the Company and demonstrate tremendous support for Onyx and our new strategic direction.”

The securities sold have not been registered under the Securities Act of 1933, as amended, nor does the Company have any future commitment to register the shares. The shares may not be offered or sold in the United States absent registration or applicable exemption from registration. This announcement is neither an offer to sell nor a solicitation to buy any of these securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Onyx Software

Onyx Software Corporation (Nasdaq: ONXS) is a worldwide leader in customer process software and solutions for the enterprise. Onyx provides flexible solutions that enable organizations to automate, manage, and evolve their customer processes quickly and cost-effectively for strategic advantage. By providing an integrated suite of customer process automation applications encompassing customer management, process management, and analytics capabilities, Onyx enables enterprises to reduce costs, increase productivity and grow revenue. Major companies are aligning their customer-facing departments and managing their customer processes with Onyx software – companies such as Amway Corporation, Delta Dental, Mellon Financial Corporation, The Regence Group and State Street Corporation. More information can be found at (888) ASK-ONYX, info@onyx.com or http://www.onyx.com/.

Forward-Looking Statement
This press release contains forward-looking statements, including statements about the expected closing of the transaction. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. The words “predict,” “believe,” “expect,” “intend,” “anticipate,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Factors that could affect Onyx’s actual results include, but are not limited to the risk that the private placement transaction is not successfully consummated or consummated in a timely manner and the “Important Factors That May Affect Our Business, Our Results of Operations and Our Stock Price” described in our quarterly report on form 10-Q for the period ended March 31, 2005. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this release. Onyx undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

Onyx is a registered trademark of Onyx Software Corporation in the United States and other countries.